Exhibit (a)(2)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

PGIM SENIOR LOAN OPPORTUNITIES FUND

This Certificate of Amendment to Certificate of Trust of PGIM Senior Loan Opportunities Fund (the “Trust”) has been executed for the purpose of amending the Certificate of Trust of the Trust as filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on March 21, 2022 (the “Certificate of Trust”), pursuant to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”).

The undersigned hereby certifies as follows:

1.            The name of the Trust is PGIM Senior Loan Opportunities Fund.

2.            The Certificate of Trust is hereby amended to change the name of the trust from “PGIM Senior Loan Opportunities Fund” to “PGIM Private Credit Fund”.

3.            This Certificate of Amendment to Certificate of Trust shall become effective upon filing with the State Office.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment in accordance with the Act on June 21, 2022.

/s/ Chuck Bewalder
Name: Chuck Bewalder
Title: as Trustee and not individually